UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) September 18, 2006
                                                      ------------------

                         CYCLE COUNTRY ACCESSORIES CORP.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

         NEVADA                      001-31715             42-1523809
----------------------------      ----------------     ---------------------
(State or other jurisdiction      (Commission File         (IRS Employer
 of incorporation)                   Number)           Identification Number)


                      2188 Highway 86  Milford, Iowa  51351
        ---------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code    (712) 338-2701

                                                      --------------





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ITEM 5.02  APPOINTMENT OF PRINCIPAL OFFICER

     The Registrant hired Randy Kempf to serve as its Chief Executive Officer and President commencing September 18, 2006.

     Mr. Kempf most recently served from 2005 until starting with the Registrant as the Senior Vice President of Operations for Wessels Company, a manufacturer of HVAC Pressure Vessels. Prior to joining Wessels, Mr. Kempf worked from 2001 through 2005 as President and Chief Operating Officer of Contacts, Metal and Welding, Inc., a manufacturer of high current electrical contacts, Tungsten base alloys, and resistance welding consumables serving the automotive, transportation, utility, die casting, medical, military and metals industries. Mr. Kempf has published five articles in national trade magazines and has been awarded four patents by the United States Patent and Trademark Office.


     The registrant and Mr. Kempf have entered into an Executive Employment Agreement which will run for a period of thirty-six months and which will automatically be extended by incremental thirty-six month periods unless Mr. Kempf is dischared for cause or is unable to perform the services due to disability or death. The Agreement provides that Mr. Kempf will receive a base salary of $187,500 per annum and an annual bonus equal to three percent (3%) of the pre-tax net income in excess of the average pre-tax net income for the Registrant's 2004, 2005 and 2006 fiscal years. The Agreement also provides that Mr. Kempf receives a signing bonus equivalent to $100,000 worth of the Registrant's common stock, with the shares valued at $2.00, which is the closing share price on the day of commencement of Mr. Kempf's employment. This amounts to 50,000 shares of the Registrant's common stock. Twnety-five percent of the shares have been issued and the remaining seventy-five percent will be issued in three equal installments of twenty-five percent on the anniversary date of commencement of employment during the next three years of employment. Mr. Kempf will also receive moving and relocation reimbursement, mortgage interest rate differential compensation for five years and health, life and retirement benefits identical to those supplied to the Registrant's other employees.

ITEM 8.01.  OTHER EVENTS.

On September 18, 2006, Cycle Country Accessories Corp. issued a press release titled: "Cycle Country Accounces New CEO - Randy Kempf Steps into Permanent Role."

The text of this press release can be reviewed in its entirety under the attached Exhibit 99.23.



ITEM  9.01.  FINANCIAL  STATEMENTS AND EXHIBITS.


10.14        Employement Agreement with Randy Kempf.

99.23        Press Release dated September 18, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CYCLE COUNTRY ACCESSORIES CORP.

                                     Date   September 18, 2006
                                     ------------------------------

                                     By: /s/ Randy Kempf
                                         --------------------------
                                             Randy Kempf
                                             Principal Executive Officer,
                                             and President






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